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                                                                    EXHIBIT 99.2
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                                REVOCABLE PROXY
                        CONESTOGA ENTERPRISES, INC.

                        SPECIAL MEETING OF SHAREHOLDERS
                              ________________, 1996


          The undersigned hereby appoints _____________, ____________ and __________, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of Conestoga Enterprises, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held at the offices of the Company, 202 East First Street, Birdsboro, Pennsylvania 19508 on Saturday, ________________ at 10:00 a.m., local time, and at any and all adjournments thereof, as follows:

                                                             FOR    AGAINST   ABSTAIN
                                                             ---    -------   -------
1.        The approval of an amendment to the Articles of    [_]        [_]       [_]
          Incorproation of Conestoga Enterprises, Inc. to
          authorize as a class of preferred stock 900,000
          shares of the Series A Convertible Preferred
          Stock, par value $65.00 per share

2.        The issuance of preferred stock and common
          stock of Conestoga Enterprises, Inc. pursuant to   [_]        [_]       [_]
          the Agreement and Plan of Merger (the "Merger
          Agreement") among Buffalo Valley Telephone
          Company, Conestoga Enterprises, Inc. and CB
          Merger Corporation.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" OF THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT; PROVIDED, HOWEVER THAT IF THIS PROXY IS VOTED AGAINST EITHER OF THE
          --------
ABOVE-REFERENCED PROPOSALS, THIS PROXY MAY NOT BE VOTED IN FAVOR OF A PROPOSAL TO ADJOURN THE SPECIAL MEETING SO THAT ADDITIONAL VOTES IN FAVOR OF SUCH PROPOSALS MAY BE SOLICITED. AT THE PRESENT TIME, THE BOARD OF DIRECCTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


          The undersigned may revoke this proxy prior to its exercise by filing a subsequent proxy or a duly executed revocation with the Secretary.

          The undersigned acknowledges receipt from Conestoga Enterprises, Inc. prior to the execution of this proxy of notice of the Meeting and a Joint
Proxy Statement/Prospectus dated _____________, 1996

Dated: ______________________, 1996


          ______________________________     ____________________________
          PRINT NAME OF SHAREHOLDER          PRINT NAME OF SHAREHOLDER



          ______________________________     ____________________________
          SIGNATURE OF SHAREHOLDER           SIGNATURE OF SHAREHOLDER



Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, adminis trator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.